SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 13, 2002
(Date of Earliest Event Reported)

Bio Standard Corporation
(Exact Name of Registrant as Specified in its Charter)

Florida	0-26307	65-0873448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Clematis Street, Suite 3000, West Palm Beach, FL		33401
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (561)-651-7336

Table of Contents

Page
Item 1. Changes in Control of Registrant	3
Item 2. Acquisition or Disposition of Assets	3
Item 3. Bankruptcy or Receivership	3
Item 4. Changes in Registrant’s Certifying Accountants	3
Item 5. Other Events and Regulation FD Disclosure	3
Item 6. Resignations of Directors and Executive Officers	3
Item 7. Financial Statements and Exhibits	4
Item 8. Changes in Fiscal Year	4

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Not applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Not applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not applicable.

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

The Company in this current report discloses information, that the Company deems of importance to its security holders. The Company discloses under this item the following nonpublic information required to be disclosed by Regulation FD:

The Company, at a board meeting duly called and held on May 13, 2002, authorized and approved the change of the name of the Company from Royal Finance, Inc. to Bio Standard Corporation and the amendment to the Company's Article I of its Articles of Incorporation, which Article of Amendment to the Articles of Incorporation is attached as Exhibit 3(i)b hereto.

The Company, at a board meeting duly called and held on May 14, 2002, authorized and approved, with the consent of a majority of the issued and outstanding shares of common stock, a one for ten share recapitalization of its common stock. The recapitalization shall become effective on May 24, 2002. The Company's new symbol BSTN shall become effective on May 24, 2002.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not applicable.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Description of Exhibit	Page
3(i)b Articles of Amendment To The Articles of Incorporation	5

ITEM 8. CHANGE IN FISCAL YEAR

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bio Standard Corporation
By: /s/ Thomas J. Craft, Jr.
President and Director
Date: May 16, 2002

Exhibit 3(i)b

H02000138144

Articles of Amendment
To The Articles of Incorporation
of
Royal Finance Inc.

Pursuant to the provisions of Section 607.1006, Florida Statutes, the undersigned corporation, Royal Finance Inc. adopts the following Articles of Amendment to its Articles of Incorporation.

Article I. Name

The name of this Florida corporation is Royal Finance Inc.

Article II. Amendment

The Articles of Incorporation of the Corporation are amended so that the name of the Corporation is changed from Royal Finance Inc. to Bio Standard Corporation.

Article III. Date Amendment Adopted

The amendment set forth in these Articles of Amendment was adopted on the date shown below.

Article IV. Shareholder Approval of Amendment

The amendment set forth in these Articles of Amendment was proposed by the Corporation's Board of Directors and approved by the shareholders by a vote sufficient for approval of the amendment.

The undersigned executed this document on the date shown below.

Royal Finance, Inc.
By: /s/ Richard Rubin
Title: Secretary
Date: May 13, 2002